Exhibit 99.1

omniQ contracted to deploy AI-Based Q ShieldTM for Security and Access Control to Communities and Home Owner Associations in Florida and the Caribbean

●	There are more than 351,000 HOAs in the United States including more than 30,000 gated communities, with the vast majority of those in California and Florida.
●	First sites to be deployed during the second quarter.
●	omniQ partners with local integrator and reseller Q-Wire Technologies Inc
●	Q-Wire Technologies is a leading solution provider of security solutions for Home Owner Associations, airports, hotels, refineries, municipalities/law enforcement and other critical assets
●	The formed partnership offers Video Surveillance, Access Control and Physical Security Solutions throughout Florida and the Caribbean

SALT LAKE CITY, UNITED STATES APRIL 12, 2021 — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to Safe City, Traffic Management, Public Safety and Supply Chain Automation markets, today announced initial orders to provide Security and Access Control Solutions into the Florida market.

Through a newly established partnership, omniQ and Q-Wire Technologies Inc will provide omniQ’s Q Shield™ as part of Q-Wire Technologies integrated systems to HOAs with Gated & Ungated Communities, hotels, airports, municipalities and other verticals where asset protection and crowd control are critical.

“As suppliers to governments for homeland security for terror and crime prevention, we are excited to partner with Q-Wire in order to approach huge commercial markets with our unique patented solutions. Our system, Q Shield™, is uniquely designed to serve the HOA, Gated and Ungated communities with its machine vision platform, in support of Q-Wire’s services and operations throughout Florida and the Caribbean. The Florida and the Caribbean market is a strategic objective to omniQ and such partnership is an important step in achieving Q Shield’s™ success in it,” said Shai Lustgarten, CEO of OMNIQ.

“As we continue the deployment of surveillance and security solutions throughout our market footprints, we are delighted to be able to provide our customers with end-to-end solutions for surveillance and remote access control management from omniQ,” said Cisar Lacroes owner and CEO of Q-Wire Technologies “With omniQ we have a synergistic partner and a wide range of solutions to complement our fixed and mobile deployment platforms”.

.About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

About Q-Wire Technologies Inc.

Q-Wire is a surveillance system integrator and manufacturer of solar powered wireless surveillance products and solutions for a variety of customers globally.

Its customized solar wireless systems and MRCT(™) mobile platform have proven to support physical surveillance, remote monitoring and access control solutions to customers like: HOAs, communities, construction companies, airports, resort/hotels, municipalities/law enforcement and refineries. With its expertise in alternative power and communication systems, Q-Wire is well positioned to deliver robust solutions where typical infrastructure is not available.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com